SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

August 13, 2004

Date of Report (Date of earliest event reported)

MEADWESTVACO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31215	31-1797999
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

One High Ridge Park, Stamford, Connecticut 06905

(Address of principal executive offices)

(203) 461-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. Completion of Acquisition or Disposition of Assets

On August 13, 2004, MeadWestvaco Corporation issued a news release announcing the acquisition of all of the shares of Tilibra S.A. Produtos de Papelaria, a leading Brazilian-based producer of consumer and office products for the retail and commercial stationery channels. The purchase price was approximately $70 million, subject to post closing adjustments. The release is attached hereto as Exhibit 99.1. The Company is evaluating this acquisition to determine whether it is significant due to differences between Brazilian and U.S. generally accepted accounting principles. If the acquisition is deemed significant, the company will file the required Form 8-K/A as noted below.

The information furnished under Item 9 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

ITEM 9.01. Financial Statements and Exhibits.

(a) and (b) financial statements of businesses acquired and pro forma financial information

The requirement to file the financial statements and pro forma financial information required by Item 9.01 (a) and 9.01 (b) is currently being reviewed by the Company. If required, the Company will file the required financial statements and pro forma financial information under the cover of Form 8-K/A as soon as practicable but in no event later than October 26, 2004.

(c) Exhibits.

 Exhibit 99.1     News Release dated August 13, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEADWESTVACO CORPORATION

By	/s/ John J. Carrara
John J. Carrara
Assistant Secretary

Date: August 27, 2004

EXHIBIT INDEX

Exhibit 99.1	News Release dated August 13, 2004